DFI/CCS/Corp
Fm 38 (7/96)

                            United States of America
                               State of Wisconsin

                      DEPARTMENT OF FINANCIAL INSTITUTIONS

     I, RICHARD L. DEAN, Secretary, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporations unit of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof, and of the whole of such record; and that I am the legal custodian of such record, and that this certification is in due form.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department.

            [SEAL]
Department of Financial Institutions           /s/ RICHARD L. DEAN
       State of Wisconsin                          Richard L. Dean, Secretary
                                            Department of Financial Institutions


DATE: JUL. 24 1997                          BY: /s/ PARTICIA WEBER


================================================================================
Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

DFI/CCS/Corp             - Printed on Recycled Paper -
Fm 31-A (7/96)

                            United States of America

                               State of Wisconsin

                      DEPARTMENT OF FINANCIAL INSTITUTIONS


     To All to Whom These Present Shall Come, Greeting:

     I, RICHARD L. DEAN, Secretary, Department of Financial Institutions, do hereby certify that

     BURLEIGH RECREATION, INC.

is a domestic corporation organized under the laws of this state and that its date of incorporation is NOVEMBER 15, 1984.

     I further certify that said corporation has, during its most recently completed report year, filed with this department an annual report required by sec. 180.1622, 180.1921, or 181.651 of the Wisconsin Statutes, and that it has not filed articles of dissolution.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department on JULY 24, 1997.



            [SEAL]
Department of Financial Institutions           /s/ RICHARD L. DEAN
       State of Wisconsin                          Richard L. Dean, Secretary
                                            Department of Financial Institutions


                                            BY: /s/ PARTICIA WEBER


================================================================================
Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

                            ARTICLES OF INCORPORATION

                                       OF

                                R. C. SUB I, INC.


     Executed by the undersigned for the purpose of forming a Wisconsin corporation under Chapter 180 of the Wisconsin Statutes.

     Article 1. The name of the corporation shall be

R. C. SUB I, INC.

     Article 2. The period of existence shall be perpetual.

     Article 3. The purposes shall be to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

     Article 4. The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:

     Class            Series            Number of         Par Value Per Share
                     (if any)            Shares

    COMMON             None              2,000                None

     Article 5. The preferences, limitations designation, and relative rights of each class or series of stock are:

     A. Authorized but unissued Common Stock without par value may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors thereof, and any and all shares so issued, the fixed consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable for any further call or assessment thereon, and the holder of such stock shall not be liable for any further payment.

     B. Each share of No Par Value Common Stock shall be equal to every other share of such No Par Value Common Stock and the same shall not be divided into different classes, nor shall there exist as between shares any difference in designation, voting power, restrictions or qualifications.

     Article 6. The address of the initial registered office and agent of this Corporation is 222 East Erie Street, Milwaukee, Wisconsin 53202.

     Article 7. The name of the initial registered agent of this Corporation is Nancy A. Simos, 222 East Erie Street, Milwaukee, Wisconsin 53202. [Record in Milwaukee County]

     Article 8. The number of directors constituting the initial Board of Directors shall be three. Thereafter the number shall be fixed by or in the manner provided by the By-Laws.

     Article 9. The name and address of the incorporator is Nancy A. Simos, 222 East Erie Street, Milwaukee, Wisconsin 53202.

     Article 10. These Articles may be amended in the manner authorized by law at the time of amendment.

     Executed in duplicate on the 13th day of November 1984.


                                             /s/ NANCY A. SIMOS
                                             ------------------------------
                                                 Nancy A. Simos



STATE OF WISCONSIN )
                   ) SS
MILWAUKEE COUNTY   )

     Personally came before me, this l3th day of November 1984 the above named Nancy A. Simos to me known to be the person who executed the foregoing instrument and acknowledged the same.

                                               /s/ DORIS JEAN MATTHIESEN
                                               ----------------------------
                                           Doris Jean Matthiesen, Notary Repulic
                                               Milwaukee County, Wisconsin
                                               My Commission expires 4-7-85

This instrument drafted
by Nancy A. Simos, Attorney

                                                                   Milwaukee

                                                              STATE OF WISCONSIN
                                                                    FILED

                                                                 NOV 15 1984

                                                             DOUGLAS LA FOLLETTE
                                                              SECRETARY OF STATE



Return to:
Nancy A Simos
222 Erie St.
Milwaukee, WI 53202

EXISTING RECORD

                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                                R. C. SUB I, INC.


      RESOLVED, that Article 1 of the Articles of Incorroration of R. C. SUB I, Inc., is hereby amended to read:

     "Article 1. The name of the corporation shall be BURLEIGH RECREATION, INC.".

     The undersigned officers of R.C. SUB I, INC. certify the foregoing Amendment of the Articles of Incorporation of said corporation was adopted by the shareholders on April 2, 1985.

                         Number of Shares     Number Entitled    Number Voted
     Classes of Shares      Outstandinq           To Vote         For  Against
     -----------------      -----------       --------------     -------------
         Common                 500                 500           500    0


Original Articles of Incorporation
Recorded with Register of Deeds
Milwaukee County, Wisconsin
November 20, 1984, Reel 1701,
Image 312 to 314, Incl., as
Document No. 5767740.


     Dated at Milwaukee, Wisconsin this 2nd day ot April, 1985.


                                                      /s/ DICK RICHARDS
                                                      --------------------------
                                                      Dick Richards, President

     (NO CORPORATE SEAL)

                                                      /s/ NANCY RICHARDS
                                                      --------------------------
                                                      Nancy Richards, Secretary



04/15/85 WISCONSIN SECTY-STATE                      REMIT $25.00
2222           COR\  *                          This filing __X__
2207           $25.00                          Other filing _____
                                                     CREDIT 25.00


This Instrument drafted by:
Ruth E. Booher

Return to:

Ruth E. Booher
Attorney at Law
222 East Erie Street
Milwaukee, WI 53202


Amendment

Changes Name                      - Milwaukee -

$25.00

                               STATE OF WISCONSIN
                                      FILED

                                   MAY 13 1985

                               DOUGLAS LA FOLLETTE
                               SECRETARY OF STATE

                                   ---------
                                   STATUTORY
                                     CLOSE
                                   ---------


                             ARTICLES OF AMENDMENT

                           BURLEIGH RECREATION, INC.


                                                            OCT 12 12:00PM
                                                                 $. E
                                                       148840 DCORP 40   40.00


1.   The name of the coporation is Burleigh Recreation, Inc.

2.   The Articles of Incorporation shall be amended as follows:

     Article 2 is deleted and replaced with: "The corporation elects to be a close corporation under ss. 180.1801 to ss. 180.1837, Stats."

     Article 6 is amended to read as follows: "The address of the registered office of this corporation is

                                 c/o Gray & End
                               600 North Broadway
                                   Suite 300
                              Milwaukee, WI 53202

     Article 7 is amended to read as follows: "The name of the registered agent of this coporation, at the registered office, is Dean B. Richards."

     Article 8 is deleted and replaced with: "The corporation elects to operate without a board of directors."

3. This amendment was adopted by unanimous consent of the shareholders on September 16, 1994 pursuant to ss. 180.1003 and ss. 180.0704, Wis. Stats.

Dated this 6th day of October, 1994.


                                        BURLEIGH RECREATION, INC.


                                        By: /s/ WILLIAM M. KRATZENBERG
                                            ------------------------------
                                                William M. Kratzenberg
                                                Its secretary


This document was drafted by,
and upon filing return to:

Dean B. Richards
Gray & End
600 North Broadway
Milwaukee, Wisconsin 53202

Amendment 180

- Convert to Statutory Close Status

- No Directors

- Changes Registered Agent & Office


                                                  -------------------
                                                  STATE OF WISCONSIN
                                                       FILED
                                                  -------------------
                                                     OCT 13 1994
                                                  -------------------
                                                  DOUGLAS LA FOLLETTE
                                                  SECRETARY OF STATE
                                                  -------------------